UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Amendment No. 1 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

ML BLUETREND FUTURESACCESS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	26-2581977
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
4 World Financial Center
250 Vesey Street, 6th Floor
New York, NY 10080

Barbra E. Kocsis
Merrill Lynch Alternative Investments LLC
1200 Merrill Lynch Drive (1B)
Pennington, NJ 08534
(609) 274-5838

Copies to:

Mark Borrelli
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:  Units of Limited Liability Company Interest

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

Explanatory Note:

This Amendment to Form 10 is being filed to include the letter from the previous auditors as required under Item 14 and also to include a corrected version of the signature block.  The corrected copy includes the signature line for Barbra E. Kocsis.  The originally filed version of the Form 10 incorrectly omitted the conformed signature, although the filing was actually signed prior to submission.  All other information on the Form 10 filed on September 29, 2009 remains unchanged.

Item 15.                      Financial Statements and Exhibits

(b) Exhibits

Exhibit Designation	Description
1.01*	Form of Selling Agreement between ML BlueTrend FuturesAccess LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
3.01*	Certificate of Formation of ML BlueTrend FuturesAccess LLC.
3.02*	Form of Limited Liability Company Operating Agreement of ML BlueTrend FuturesAccess LLC.
10.01*	Form of Customer Agreement between ML BlueTrend FuturesAccess LLC and MLPF&S.
16.01	Letter dated October 7, 2009 from Deloitte & Touche LLP to the Securities and Exchange Commission confirming the disclosure contained in Item 14 of this Form 10.
* Incorporated by reference to the Form 10 filed on September 29, 2009.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 28, 2009	ML BLUETREND FUTURESACCESS LLC

	By:	Merrill Lynch Alternative Investments LLC Sponsor

	By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Title: Chief Financial Officer, Merrill Lynch Alternative Investments LLC

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 12, 2009	ML BLUETREND FUTURESACCESS LLC

	By:	Merrill Lynch Alternative Investments LLC Sponsor

	By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Title: Chief Financial Officer, Merrill Lynch Alternative Investments LLC